Exhibit 5.D

SUPPLEMENTAL AGREEMENT

Dated as of November 1, 2006

TO

THE FISCAL AGENCY AGREEMENT

AMONG

DEVELOPMENT BANK OF JAPAN

JAPAN

THE BANK OF TOKYO – MITSUBISHI UFJ, LTD., LONDON BRANCH

Fiscal Agent,

Principal Paying Agent

and Transfer Agent

AND

UNION BANK OF CALIFORNIA, N.A.

U.S. Representative of the Fiscal Agent

Dated as of June 8, 2006

¥25,000,000,000

2.30% Guaranteed Bonds due March 19, 2026

This SUPPLEMENTAL AGREEMENT TO THE FISCAL AGENCY AGREEMENT is made as of November 1, 2006, in New York, New York, United States of America, among the DEVELOPMENT BANK OF JAPAN (the “Issuer”), JAPAN, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., LONDON BRANCH, a corporation organized and existing under the laws of Japan, as Fiscal Agent, Principal Paying Agent and Transfer Agent (the “Fiscal Agent”) and UNION BANK OF CALIFORNIA, N.A., a banking corporation organized and existing under the laws of the United States of America, as U.S. Representative of the Fiscal Agent.

WHEREAS the Issuer, Japan, the Fiscal Agent and the U.S. Representative of the Fiscal Agent have entered into a Fiscal Agency Agreement, dated as of June 8, 2006 (the “Fiscal Agency Agreement”), relating to ¥50,000,000,000 aggregate principal amount of the Issuer’s 2.30% Guaranteed Bonds due March 19, 2026 (the “Initial Securities”);

WHEREAS the Issuer proposes to issue on or about November 9, 2006 an additional ¥25,000,000,000 principal amount of its 2.30% Guaranteed Bonds due March 19, 2026 (the “Additional Securities”) having terms identical, except as set forth below, to those of the Initial Securities; and

WHEREAS the Issuer, Japan, the Fiscal Agent and the U.S. Representative of the Fiscal Agent have agreed to supplement the Fiscal Agency Agreement in accordance with Section 9 thereof to provide that its terms and provisions shall govern the Additional Securities.

NOW, THEREFORE, the Issuer, Japan, the Fiscal Agent and the U.S. Representative of the Fiscal Agent hereby agree as follows:

1. THE ADDITIONAL SECURITIES. The Additional Securities shall initially be issued in the form of (1) one or more fully registered global securities registered in the name of Cede & Co., as the nominee of The Depository Trust Company, New York (“DTC”) (the “Additional DTC Global Securities”), and (2) one fully registered global security registered in the name of BTMU Nominees (UK) Limited, as the nominee of The Bank of Tokyo-Mitsubishi UFJ, Ltd., London Branch, as common depositary for Euroclear Bank, S.A. / N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (the “Additional International Global Security”). The Additional DTC Global Securities will be substantially in the form attached as Exhibit A-1 to the Fiscal Agency Agreement, and the Additional International Global Security will be substantially in the form attached as Exhibit A-2 to the Fiscal Agency Agreement, in each case with such changes as may be agreed between Issuer and the Fiscal Agent. The Additional Securities shall be issued on November 9, 2006 in the denomination or denominations set forth in such Exhibit A-1 or Exhibit A-2 to the Fiscal Agency Agreement.

2. GUARANTEE. Japan will unconditionally and irrevocably guarantee the payment of principal and any interest in respect of the Additional Securities by entering into a guarantee substantially in the form annexed as Exhibit B to the Fiscal Agency Agreement, to be executed by the facsimile signature of the Minister of Finance of Japan or of another duly authorized representative of Japan. Japan agrees that each Additional Security authenticated and delivered in accordance with the provisions of this Supplemental Agreement to the Fiscal Agency Agreement and the Fiscal Agency Agreement shall bear such guarantee.

3. PRINCIPAL, INTEREST AND ADDITIONAL AMOUNTS. Payments of principal, interest and additional amounts, if any, with respect to the Additional Securities shall be made in the manner and on the terms and conditions set forth in the Fiscal Agency Agreement and the Additional Securities. In particular, the first payment of interest on the Additional Securities to be made on March 19, 2007 shall be for the period from and including September 19, 2006 to, but excluding, March 19, 2007.

4. CONSOLIDATION. Upon the issuance of the Additional Securities, the Additional Securities and the Initial Securities shall have identical rights, except as set forth herein, and the Additional Securities shall be consolidated and form a single series with the Initial Securities. All references to the term “Securities” in the Fiscal Agency Agreement shall be deemed to include the Additional Securities, and the Issuer, Japan, the Fiscal Agent and the U.S. Representative of the Fiscal Agent shall have, except as set forth herein, the same rights and obligations with respect to the Additional Securities as each such party has with respect to the Initial Securities.

5. GOVERNING LAW. This Supplemental Agreement to the Fiscal Agency Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York except with respect to its authorization and execution by Issuer and Japan and any other matters required to be governed by the laws of Japan, which shall be governed by the laws of Japan. Sections 14 and 15 of the Fiscal Agency Agreement shall apply to this Supplemental Agreement to the Fiscal Agency Agreement as if set out in full herein and all references therein to “this Agreement” will include this Supplemental Agreement to the Fiscal Agency Agreement.

6. COUNTERPARTS. This Supplemental Agreement to the Fiscal Agency Agreement may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement to the Fiscal Agency Agreement as of the date first above written.

DEVELOPMENT BANK OF JAPAN

By	/s/ Masaaki Kaji
Name:	Masaaki Kaji
Title:	Chief Representative,
New York Representative Office

JAPAN

By	/s/ Hitoshi Shimura
Name:	Hitoshi Shimura
Title:	Duly Authorized Representative of Japan

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., LONDON BRANCH

By	/s/ Charles Ryan
Name:	Charles Ryan
Title:	Attorney in Fact

UNION BANK OF CALIFORNIA, N.A.

By	/s/ Charles Ryan
Name:	Charles Ryan
Title:	Vice President and Manager